Marketing and Distributorship Agreement

THIS EXCLUSIVE MARKETING AND DISTRIBUTORSHIP AGREEMENT
IS MADE THIS 21ST DAY OF NOVEMBER, 2007 BETWEEN

MEGOLA INC., a corporation incorporated under the laws of the State of Nevada with its principal office in the city of Corunna, Ontario, Canada, jointly with;
MSE ENVIRO-TECH CORP., a corporation incorporated under the laws of the State of Delaware with its principal office in the city of Brentwood, TN, U.S.A.,
(hereinafter referred to as the “Vendors”)

-and-

JANUS PRODUCTS CORP. a corporation incorporated under the laws of the
State of Nevada with its principal office in the city of Pt. Edward
Ontario, Canada,
(hereinafter referred to as the “Purchaser”)

Wherein the Vendors and the Purchaser are sometimes collectively referred to as the “Parties”, and individually as a “Party”.

W I T N E S S E T H:

WHEREAS, the Vendors are in the business of marketing a 100% cotton fabric blanket treated with Hartindo AF21 fire inhibitor applied to the fabric (together a “Fire Blanket”) in North America, samples of which have been examined by the Purchaser, and Vendors possess all rights to the use of trademarks, trade names, copyrights, and designs associated with the said Product as identified in Exhibit ‘A’ hereto;

WHEREAS, the Purchaser wishes to secure the exclusive sale and distribution rights for the above Product for Residential use only in Canada and the United States, and the non-exclusive rights thereto in the same territories for Industrial and Commercial use.

WHEREAS, the Parties desire to enter into a marketing, distribution and license agreement on the terms set forth herein (the "Agreement"),

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.
The term “Product” wherever used herein shall mean the Fire Blanket specified in Exhibit A hereto intended for Residential use. The same type of blanket in variable sizes for Industrial and Commercial use is herein called the “Industrial Fire Blanket.

2.	Grant of Rights; Territory; Exclusive & Non-Exclusive.

2.01
The Vendors hereby appoint the Purchaser as its distributor for the term of this Agreement for the marketing, sale and distribution of the Product and Industrial Fire Blanket in the fifty states of the United States, the District of Columbia, Puerto Rico, the United States Virgin Islands and all other United States territories and possessions, and duty free markets located therein, and for Canada (the foregoing territories being collectively herein called the ”Territory”), subject as follows. The appointment with respect to Product shall be limited to and exclusive for sales for residential usage and non-exclusive with respect to Industrial Fire Blankets for Commercial and Industrial sales. For absolute clarity, it is understood that the Purchaser’s exclusivity rights do not in any manner prevent the Vendors from selling Product and Industrial Fire Blankets directly to any Commercial or Industrial entity for use within their business, nor from selling Industrial Fire Blankets to any third party distributor in the Territory.

2.02	The Vendors agree not to sell Product directly to any third party distributor in the Territory without the prior written consent of the Purchaser, which will not be unreasonably withheld.

2.03
The Purchaser shall pay to the Vendors for Product the price per Blanket (unit) stipulated in Exhibit B hereto, PLUS the royalty on the Purchaser’s invoice price of all Product sold by it, as also stipulated in Exhibit B hereto. Vendors, on 15 days prior written notice, may inspect the Purchasers books and records to verify said royalty payments, and any adjustments to be made shall be effected between the Parties within the 30 day period immediately following the inspection.

2.04	The prices for Industrial Fire Blankets sold to the Purchaser hereunder shall vary with size and other factors and shall be determined from time to time by the Parties.

3.	Term of Agreement; Renewal.

3.01
The initial term of this Agreement shall commence upon the execution hereof, and shall, provided this Agreement has not previously been terminated, continue for sixty months (60 months) from the commencement date hereof (the "Initial Term"), subject to the Purchaser meeting the following minimum Product sales conditions:

f)	At least 250,000 units in the first 12 consecutive months

g)	At least 750,000 units cumulatively within the first 24 consecutive months

h)	At least 1,250,000 units cumulatively within the first 36 consecutive months

i)	At least 1,750,000 units cumulatively within the first 48 consecutive months

j)	At least 2,500,000 units cumulatively within the first 60 consecutive months.

Upon the Purchaser’s failure to meet any of the performance conditions prescribed in this clause 3.01, this agreement shall automatically terminate without notice.

3.02
Upon the expiration of the Initial Term, and provided this Agreement has not previously been terminated, the term of this Agreement will automatically be renewed if the performance conditions set out in clause 3.01 above have been fully met. Each renewal period shall be for the next 12 consecutive months (Renewal Term), and require minimum sales of 500,000 units during each Renewal Term in order for the next Renewal Term to be become effective. Failure to meet this minimum quota by the last day of any Renewal Term shall result in the automatic termination of this agreement without any notice requirement. Notwithstanding the foregoing, either Party (Vendors or Purchaser), may terminate this Agreement upon not less than six (6) months prior written notice to the other Party.

3.03	Whenever use is made herein of the word "Term" to refer to the term of this Agreement, such word shall be deemed to refer to the Initial Term or any subsequent Renewal Term or extension thereof.

4.	Purchase and Sales; Price; Delivery.

4.01
During the Term of this Agreement, the Purchaser shall, from time to time, submit to the Vendors purchase orders (“Order and/or Orders”) for Product and Industrial Fire Blankets. Upon the Vendors’ receipt of any such Order, the Vendors shall promptly advise the Purchaser of the Vendors’ acceptance or rejection of the Order. In the event of any conflict between the terms of such Order and this Agreement, the terms of this Agreement shall prevail.

4.02
Product and Industrial Fire Blankets sold to the Purchaser pursuant the Vendors' acceptance of Orders pursuant to Section 3.01 shall be delivered FOB manufacturer’s point of shipment to the Purchaser with all risk of loss and damage thereafter to be borne by the Purchaser.

4.03
The initial price of the Product shall be as set forth in Exhibit B. At any time, and from time to time, the Vendors may alter the price of Product, to be effective upon delivery of written notice to the Purchaser specifying the new price.

4.04
The purchase price for Product, excluding the royalty payable, must be made at the time an Order is placed, and shall be made by the Purchaser to the Vendors by direct bank-to-bank wire transfer in US Dollars to an account designated by the Vendors, or by such other means as the Vendors may advise the Purchaser from time to time. Orders not accompanied by payment will not be accepted or processed.

The royalty payable on all Product sold by the Purchaser, shall be accrued for each calendar quarter, and be paid in the above manner within 15 days of the end of each respective quarter.

5.	Duties of the Purchaser

Without limiting the generality of the other provisions of this Agreement imposing obligations upon the Purchaser, the Purchaser shall fully and faithfully carry out the following duties:

5.01
The Purchaser shall utilize its best efforts to promote, extend and maximize sales of Product and Industrial Fire Blankets, and the reputation of these products, throughout the Territories, and shall conduct its business, and otherwise act, in all matters concerning the Vendors and such products, in a manner which will benefit and enhance the Vendors' and the said product's interests and reputation.

5.02
The Purchaser shall monthly provide the Vendors with written reports fully disclosing Product and Industrial Fire Blankets sales within the Territory, setting forth (a) total number of units sold; (b) the selling price for each unit; and (c) the total royalty due Vendors.

5.03
The Purchaser shall sell the Product and industrial fire Blankets in the Territory only under the trademark and trade name normally used for such products by the Vendors and, except to the extent otherwise agreed in writing by the Vendors, only in the packaging and in the same condition as that in which said products are dispatched by the Vendors and with all packaging intact.

5.04
The Purchaser disclaims any and all interest in and/or to all patents, trademarks, trade names, copyrights and designs concerning the Product and/or Industrial Fire Blankets, other than is expressly granted under this agreement. The Purchaser shall not apply for registration or other rights to any of the foregoing, or the rights to anything similar to any of the foregoing, and all literature supplied by the Vendors concerning the Vendors or the above products shall be and remain the property of the Vendors and no rights to use such property shall accrue to the Purchaser as a result of this Agreement other than as authorized by the Vendors

5.05
The Purchaser shall inform the Vendors of any infringement or threatened infringement of any trademark, trade name, copyright or design concerning the Product in the Territory that it becomes aware of, and in any legal proceeding or other effort taken by, or on behalf of, the Vendors concerning any such infringement or threatened infringement, the Purchaser shall provide the Vendors or anyone acting on the Vendors' behalf whatever assistance the Vendors shall reasonably request other than payment of the Purchaser’s legal fees and other related costs.

5.06
The Purchaser shall, on or before June 1st of each year notify the Vendors in writing of its anticipated purchase requirements (“Forecast”), broken down by month, for Product and Industrial Fire Blankets during the coming year (such notice of anticipated requirements shall not operate as, or be deemed to be, a guarantee by the Purchaser to attainment of such volume, or a guarantee by the Vendors as to the availability of such volume). The Forecast shall be updated at least every 90 days and each update is due to Vendors by the 15th of the month following the end of a calendar quarter (namely, January 15th, April 15th, July 15th and October 15th).

5.07	The Purchaser shall comply with all applicable Federal, State and local laws and regulations.

5.08
The Purchaser shall bring to the attention of the Vendors any information received by the Purchaser which is likely to be of interest, use, or benefit to the Vendors in relation to the marketing of the Product in the Territory.

5.09
The Purchaser shall not, in the event of damage to any of the Product and/or Industrial Fire Blankets which affects the contents thereof, or renders the packaging unsightly or of less than first class condition, sell or otherwise dispose of such Product or permit the same to become the property of any insurer, carrier or salvage company, except in accordance with prior written instruction from the Vendors.

6.	Duties of the Vendors

Without limiting the generality of the other provisions of this Agreement imposing obligations upon the Vendors, the Vendors shall fully and faithfully carry out the following duties:

6.01
The Vendors shall fill the Purchaser's Orders for Product and Industrial Fire Blankets which are accepted by the Vendors pursuant to Section 3.01 in accordance with the specifications in each such Order except to the extent that the Vendors is unable to do so as a result of circumstances reasonably beyond the control of the Vendors.

6.02
Product and Industrial Fire Blankets sold to Purchaser shall, at the time of shipment, be of good quality and properly packaged for sale in the Territory and, where special packaging is required to conform to applicable laws, regulations and requirements in effect in a specific jurisdiction within the Territory, shall comply with these special packaging instructions

THERE ARE NO OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE.

6.3
The Vendors shall take reasonably necessary steps to prevent the infringement of the Purchasers rights hereunder and/or any of the Vendors’ patents, trademarks, trade names, emblems, designs or other similar industrial or commercial property rights within the Territory.

6.04	The Vendors will provide reasonable technical support and a media representative(s) to address media attention and/or product related issues and questions by way of public appearances.

6.05
The Vendors will also assist the Purchaser in obtaining any certifications required for sale of the product in the Territory. Vendors, through CTT Group Inc., (www.gcttg.com) in Montreal have already obtained the certification for Product and Industrial Fire Blankets as a Fire Blanket and the certification instrument is attached as Exhibit ‘C’

7.	Advertising and Promotion.

The Vendors and the Purchaser shall consult with each other to prepare and execute annual marketing and promotional plans and programs, and otherwise to determine when and how the Product and Industrial Fire Blankets shall be advertised in the Territory, what expenditures should be made for advertising and sales promotion purposes, how and through which media such expenditures should be made, and who among advertising agencies and public relations firms should be retained, provided that with respect to all of the foregoing, in the event of any disagreement, the Vendors shall make the final decision.

8.	Confidentiality.

8.1
The term “Confidential Information” as used in this Agreement means all information in any form whatsoever disclosed in any manner by or on behalf of one Party to the other prior to and during the term of this Agreement, which in any manner is related to the Product and/or Industrial Fire

Blankets and/or the respective businesses of the Parties, and which the disclosing Party treats as confidential. Without limitation, Confidential Information shall include information about trade secrets, products, raw materials, packaging, manufacturing processes, financial information, business plans, marketing and sales plans, and all other confidential concepts and methods of doing business related to the manufacture of Product and/ Industrial Fire Blankets. The provisions of this clause .8.1 and Clause 8.2 shall survive the termination of this agreement and remain enforceable by either Party for a period of five (5) years from the date of this agreement.

8.2	Notwithstanding the foregoing paragraph, the parties agree that the term Confidential Information shall not include any information which:

(a)	is in the public domain prior to receipt by the receiving Party or subsequent to the date of receipt without breach of this Agreement by the receiving Party, or
(b)
is known, as evidenced by documentation, to the receiving Party prior to disclosure by the disclosing Party, provided that any direct or indirect source of such information was not known by the receiving Party to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the disclosing Party or any other party with respect to such information; or

(c)
is disclosed without restriction to the receiving Party by a third party having a bona fide right to disclose the same to the receiving Party without breach of this Agreement or any other confidentiality agreement with or other contractual, legal, fiduciary obligation of confidentiality to the disclosing Party or any other party with respect to such information; or

(d)	is independently developed by the receiving Party without use of any Confidential Information disclosed by the disclosing Party; or
(e)	is approved for public release or use by written authorization of the disclosing Party.

9.	Force Majeure.

An "Event of Force Majeure" shall mean any Act of God, war, riot, mobilization, embargo, governmental rules, regulations or decrees, drought, typhoon, flood, fire, earthquake, strike, lockout, labor disturbance, difference with workers, accident to machinery, failure of sources of supply of materials ordinarily used for the production of the Product or Industrial Fire Blanket, shortage of ships, or any other event beyond the control of the Party affected, whether similar or dissimilar to any of the foregoing. The Vendors shall not be required to deliver any Product or Industrial Fire Blanket if prevented from so doing by an Event of Force Majeure. The Purchaser shall not be required to accept delivery of any Product or Industrial Fire Blanket if prevented by an Event of Force Majeure, except with respect to any delivery already in transit on the date written notice is received by the Vendors. Each Party shall promptly notify the other in writing of the existence of an Event of Force Majeure and, to the extent possible, of the probable duration of any disability caused thereby. The Vendors are not, however, thereby relieved from making delivery, or the Purchaser from accepting delivery, pursuant to this Agreement when the Event of Force Majeure no longer exists. The Purchaser's failure to accept delivery or to make payment for any quantity of the Product or Industrial Fire Blanket ordered by Purchaser, shall, at the Vendors' option, release the Vendors from making any further deliveries until the Event of Force Majeure no longer exists.

10.	Termination.

10.01
Either Party may immediately terminate this Agreement, without prejudice to whatever other remedies it may have, by giving notice in writing to the other Party of its decision so to terminate,, upon the occurrence of any of the following:

(a)
If a Party shall be in breach of any of the provisions of this Agreement, and shall not remedy such breach to the satisfaction of the other Party within thirty (30) days after receipt of written notice providing particulars of the breach, unless such breach is not capable of being remedied, in which event this Agreement may be terminated forthwith by serving written notice thereof referring to this Section 10.01(a);

(b)
If (i) the other Party shall become insolvent or admit in writing its inability to pay its debts as they mature; (ii) the other Party shall make any assignment to or for the benefit of creditors or seek to obtain an extension of time within which to pay obligations; (iii) the other Party suffers any distress or execution to be levied on a substantial part of its property; (iv) the other Party applies for, consents to, or acquiesces in the appointment of a trustee, receiver or custodian for it or any of its property; (v) in the absence of an application, consent or acquiescence, a trustee, receiver or custodian is appointed for the other Party or any of its property; or (vi) any bankruptcy, reorganization, debt arrangement, or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against the other Party;

10.02	Upon any termination of this Agreement

(a)
The Purchaser shall (i) immediately cease use of the property and rights licensed to it hereunder and those identified in Exhibit A hereto and in this regard shall take all corporate action necessary to forthwith change its corporate name if so directed in writing by the Vendors or either of them, and

(b)
Promptly return or otherwise dispose of as directed by the Vendors, pamphlets, catalogues, advertising materials, specifications and other materials which the Purchaser may have in its possession or under its control relating to the Vendors or the Product or Industrial Fire Blanket, and

(c)
The Vendors shall repurchase, or the Purchaser shall sell to any person as directed by the Vendors, all inventory of the Product or Industrial Fire Blanket held by the Vendors at the time of such termination for a purchase price equal to the Vendors' original cost of such inventory of products pursuant to the Vendors invoice. The Purchaser shall then deliver the inventory so purchased to any person or place as directed by the Vendors, provided, however, that the Purchaser shall not be responsible for paying the cost of such delivery.

11.	Miscellaneous.

11.01	No Assignment

Each Party enters into this Agreement in reliance upon the other Party's specific personal qualities including ability, skill, trust, experience, credit, character and judgment, and neither Party shall assign, mortgage or charge this Agreement or any of the rights or obligations contained in this Agreement, however;

the Vendors shall allow the Purchaser the authority to assign this agreement to a 100% wholly owned subsidiary of the Purchaser provided that wholly owned subsidiary legally binds itself to the Vendors, to the satisfaction of the Vendors, to observe and carry out the terms and conditions of this agreement to the same extent as the Purchaser is now bound. Upon compliance with this condition, the said subsidiary may market and sell the Vendors Products and Industrial Fire Blanket under its name.

11.02	Sale or Merger

The agreement will survive any sale, merger, or acquisition of the Vendors or Purchaser.

11.03.	Construction; Entire Agreement; Applicable Law.

This Agreement constitutes the entire agreement and understanding of the Parties with respect to its subject matter, supersedes all prior negotiations, understandings and agreements concerning the subject matter thereof, and shall be construed and interpreted in accordance with the laws of the State of Nevada, without regard to the law of the conflicts of law of said State.

Any headings in this Agreement are for convenience only and not intended to influence its construction. In this Agreement, unless the context requires otherwise, the singular includes the plural, and the plural includes the singular, and all references to Sections shall be to sections of this Agreement.

11.04	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and which together shall constitute one and the same instrument.

11.05	Amendment and Modification. This Agreement may not be amended or otherwise modified except by a writing referring to this Agreement duly executed by both of the Parties.

11.06
Notices. Any written notice or other communication required or permitted hereunder shall be deemed given when delivered personally or deposited in the mails of the country of origin of such written notice by air mail, registered or certified, or its equivalent in the country of origin, postage prepaid, addressed as follows, or when sent by telefax providing proof of receipt is received by the sender:

(a)	If sent to the Vendors to:

Megola Inc	MSE Enviro-Tech Corp
446 Lyndock St., Suite 102	330 Franklin Rd, Ste 135A
Corunna, Ontario, N0N 1G0	Brentwood, TN 37027
Canada	USA
Tel: 519-481-0628	615-478-2322
Fax: 519-481-0629	615-373-0472

(b)	If sent to the Purchaser to:

Janus Products Corp.
c/o Verbeek & Verbeek Law
1020 Matheson Blvd E, Unit #11
Mississauga, Ontario, Canada
L4W 4J9
Tel: 905-602-6000
Fax: 905-602-5000

or to such other address or telefax number as may be furnished in writing in such manner by either Party. Any written notice or other communication given in any manner other than as provided in this Section 11.05 shall be deemed to have been given only when actually received.

11.07
Further Assurances. The Parties shall execute and deliver such documents and take such other actions as may reasonably be required, from time to time, in order to effectuate the purpose and to carry out the terms of this Agreement.

11.08
No Waiver. The failure or omission by either Party to insist upon or to enforce any of the terms hereof shall not be deemed a waiver by such Party of the right to protest or terminate this Agreement for breach of any such terms, unless such waiver shall be in a writing referring to this Agreement and duly executed by such Party. A waiver of any right on one occasion shall not constitute a bar to, or a waiver of, any such right on any future occasion.

11.09
Relationship Between the Parties. The relationship between the Parties is as between principals and not as between principal and agent. Neither Party shall have the authority to bind the other in any manner whatsoever, and neither Party shall hold itself out, or otherwise describe itself as, agent for the other by way of correspondence, document, nameplate, sign or any other oral or written notice or other communication.

11.10	Survival. The provisions of Section 8 shall survive any termination of this Agreement as a separate agreement of the Parties.

IN WITNESS WHEREOF this Agreement has been executed by the duly authorized officers of the parties hereto, to be effective as of the date first written above.

Megola Inc.	MSE Enviro-Tech Corp.

Per:	Per:

Joel Gardner (for Megola Inc.)	Mike Robinson (for MSE Enviro-Tech Corp.)

Date: November 21, 2007	Date: November 21, 2007

Janus Products Corp.

Per:

Peter George (for Janus Products Corp.)

Date: November 21, 2007

Exhibit ‘A’

Fire Blanket
TITAN 21

TITAN 21 FIRE BLANKET

TITAN 21
FIRE BLANKET

Titan 21 Fire Blanket is a 100% cotton allowing our skin to breathe normally and comfortably.

Titan 21 protects people from fire and can be used to blanket fire source to extinguish.

Titan 21 is ideal for houses, offices, hospitals, hotels, buses, ships, nightclubs / karaokes etc.

Titan 21 can be used as a blanket in any fire rescue operation, camping, military operations etc.

Synthetics Fire Blanket are designed to withstand Flash Fire only, Titan 21 protects people from Flash Fire as well as Direct Fire attack to over 1000°C

International Standard BS476 part 6 & part 7 : (Class O) (LPC BRE UK, SIRIM Malaysia and BOMBA Malaysia)

Specification

Model	TITAN 21
Dimension	(1.35 x 2) m2
Gross weight	1.8 kg
Material	100% Cotton
Treatment	Hartindo AF21 Fire Inhibitor
Flash Point	Non Flammable
Colour	Light grey
Anti Fungus	Yes
Anti Bacteria	Yes
Dryness	Slightly Hygroscopic
Corrosive	No
Toxic	No

Titan 21 is a 100% cotton fabric treated with advance Fire Inhibitor Hartindo AF21 that lasts for life on the blanket allowing Titan 21 to be used over and over again without losing its effectiveness. Titan 21 is not to be laundry washed

Exhibit ‘B’

Payment Schedule

Product / Remarks	Paid To	Amount	Units
Fire Blanket / Royalty	Vendors		per Blanket
Fire Blanket / Cost each	Vendors		per Blanket

All payments made by Janus Products Corp. to Vendors as detailed in Section 2.03

Exhibit ‘C’

Certification Documents

NFPA 701

Standard Methods of Fire Tests for Flame Propagation of Textiles and Films

Page 1 of 1

GroupeCTTGroup
Textiles Division

ANALYSIS REPORT
SCC Accreditation No.: 40

Mr Joel Gardner
Megola

Date: November 14, 2007
Report: 2863-001-23428A

IDENTIFICATION: Sample: Titan 21 Fire Blanket
Received: November 5, 2007

STANDARD:

TEST: Standard Methods of Fire Tests for Flame Propagation of Textiles and Films - Test Method 1 — NFPA 701 (2004 Edition)

TEST CONDITIONS: Specimens conditioned for at least 30 minutes at 105 ± 3°C;
Test procedure used: Test Method 1; Gas used : methane;
Test specimens, in the lengthwise direction, tested as received only.
Date tested: November 14, 2007

RESULTS:	Individual Data					Avg.	S.D.	% CV	Spec.
Time of burning of falling materials (s):	0.0	0.0	0.0	0.0	0.0	**0.0**	0.0	**0.0**	
	0.0	0.0	0.0	0.0	0.0				
Mass of specimens before test (g):	47.4	48.2	51.1	51.8	49.1	**49.5**	2.0	**4.1**	
	47.5	47.4	49.1	50.1	53.3				
Mass of specimens after test (g):	44.7	45.4	47.9	48.3	46.0	**46.3**	2.1	**4.5**	
	43.9	43.8	45.8	46.8	50.3				
Weight loss (%):	5.6	5.8	6.1	6.7	6.4	**6.5**	0.7	**10.2**	
	7.6	7.4	6.7	6.5					

REQUIREMENTS: Falling materials shall not continue to burn for more than an average of 2 seconds per specimen for the sample of 10 specimens.
The average weight loss of the 10 specimens in a sample shall be 40% or less.
No individual specimen's mass loss percent shall deviate more than 3 standard deviations from the mean for the 10 specimens.

REMARKS: PASS

NFPA 2112

Standard on Flame-Resistant Garments for Protection
on Industrial Personnel Against Flash Fire
Section 7.1: Fabric Requirements

Page 1 of 4

GroupeCTTGroup

Textiles

ANALYSIS REPORT
SCC Accreditation No: 40

Mr Joel Gardner
Megola

Date: November 21, 2007
Report: 2863-001-23575A

IDENTIFICATION:	Sample: Titan 21 Fire Blanket Received: November 19, 2007	
STANDARD:	Standard on Flame-Resistant Garments for Protection of Industrial Personnel Against Flash Fire Section 7.1 : Fabric Requirements	NFPA 2112 (2007 EDITION)
TEST:	Thermal Protective Performance (TPP) Test — Spaced Test - As received	NFPA 2112 (2007 Ed.), Section 8.2
TEST CONDITIONS:	Specimens conditioned (21°C, 65% R.H.); Apparatus used: Thermal Protective Performance to Flame CS-206; Gas used: Propane; Position of sensor to specimen: with the spacer (spaced test); Specimens tested as received. Side of fabric in contact with flame: Face Number of layer(s) tested and order of layup (if applicable): 1 Date tested: November 20, 2007	

RESULTS:	Individual Data			Avg.	S.D.	% CV	Spec.
TPP rating (cal/cm²):	24.0	27.0	26.0	**25.7**	1.5	**6.0**	

REQUIREMENTS: Par. 7.1.1: Shall have a "spaced" TPP rating of not less than 6.0.
(Par. 8.2.7.1: Pass or fail determinations shall be separately based on the individual average TPP ratings for both "spaced" and "contact" tests.)

Prepared by: Sylvie Gray, Tech. Technician

Approved by: For: Martin Filteau, b. eng. First Vice-President

Date: November 21, 2007

For any information concerning this report, please contact Martin Filteau.

The reports are identified by an alphanumeric code, the last character refers to the number of revision(s), this is omitted in ascending order. The samples in relation to this test are retained for a period of 30 days following the expedition day of the written report, unless other instructions are received. The fees for all services after the tests are 125.00 $ per hour and for appraisal in Court, 195.00$ per hour. The above reported results refer exclusively to the samples submitted for evaluation. This analysis report cannot be partly used or reproduced without CTT Group prior written consent.

3000, rue Boullé, Saint-Hyacinthe (Québec) CANADA J2S 1H9
www.gcttg.com 1 877 288-8378 1 450 778-1870 Fax: 1 450 778-3901

Page 2 of 4

GroupeCTTGroup
Textiles

ANALYSIS REPORT
SCC Accreditation No.: 40

Mr Joel Gardner Megola		Date: November 21, 2007 Report: 2863-001-23575A
IDENTIFICATION:	Sample: Titan 21 Fire Blanket Received: November 19, 2007	
STANDARD:	Standard on Flame-Resistant Garments for Protection of Industrial Personnel Against Flash Fire Section 7.1 : Fabric Requirements	NFPA 2112 (2007 EDITION)
TEST:	Thermal Protective Performance (TPP) Test — Contact Test - As received	NFPA 2112 (2007 Ed.), Section 8.2
TEST CONDITIONS:	Specimens conditioned (21°C, 65% R.H.); Apparatus used: Thermal Protective Performance to Flame CS-206; Gas used: Propane; Position of sensor to specimen: without the spacer (contact test); Specimens tested as received. Side of fabric in contact with flame: Face Number of layer(s) tested and order of layup (if applicable): 1 Date tested: November 20, 2007	

RESULTS:	Individual Data			Avg	S.D.	% CV	Spec
TPP rating (cal/cm²):	20.0	20.0	18.0	**19.3**	1.2	**6.0**	

REQUIREMENTS: Par. 7.1.1: Shall have a "contact" TPP rating of not less than 3.0.
(Par. 8.2.7.1: Pass or fail determinations shall be separately based on the individual average TPP ratings for both "spaced" and "contact" tests.)

Prepared by: Sylvie Guay, Tech. Technician

Approved by: For: Martin Filteau, b. eng. First Vice-President

Date: November 21, 2007

For any information concerning this report, please contact Martin Filteau.

The reports are identified by an alphanumeric code, the last character refers to the number of revision(s), this is emitted in ascending order. The samples in relation to this test are retained for a period of 30 days following the expedition day of the written report, unless other instructions are received. The fees for all services after the tests are 125.00 $ per hour and for appraisal in Court, 195.00$ per hour. The above reported results refer exclusively to the samples submitted for evaluation. This analysis report cannot be partly used or reproduced without CTT Group prior written consent.

3000, rue Boullé, Saint-Hyacinthe (Québec) CANADA J2S 1H9
www.gcttg.com 1 877 288-8378 1 450 778-1870 Fax: 1 450 778-3901

Page 3 of 4

GroupeCTTGroup
Textiles Division

ANALYSIS REPORT

SCC Accreditation No.: 40

Mr Joel Gardner
Megola

Date: November 21, 2007
Report: 2863-001-23575A

IDENTIFICATION:	Sample: Titan 21 Fire Blanket Received: November 19, 2007	
STANDARD:	Standard on Flame-Resistant Garments for Protection of Industrial Personnel Against Flash Fire Section 7.1 : Fabric Requirements	NFPA 2112 (2007 EDITION)
TEST:	Flame Resistance of Textiles (Vertical Test) - As received	ASTM D 6413-99
TEST CONDITIONS:	Sample conditioned (21°C, 65% R.H.); Gas used : Methane; Flame applied for 12 seconds; Specimens tested as received. Date tested: November 21, 2007	

RESULTS:	Individual Data					Avg.	S.D.	% CV	Spec.
Afterflame (s) - Length:	0	0	0	0	0	0	0	0.0	
Char length (mm) - Length:	18	12	14	15	10	14	3	22.0	
Presence of melting or dripping? - Length:	No	No	No	No	No				
Afterflame (s) - Width:	0	0	0	0	0	0	0	0.0	
Char length (mm) - Width:	33	24	24	18	22	24	5	22.7	
Presence of melting or dripping? - Width:	No	No	No	No	No				

REQUIREMENTS: Par. 7.1.2: Shall have a char length of not more than 100 mm (4 in.) and an afterflame of not more than 2 seconds, and shall not melt and drip.
(Par. 8.3.7.1 & 8.3.7.2: Pass / fail performance shall be based on any observed melting and dripping, the average after-flame time, and average char length. Failure in either direction shall constitute failure of the material.)

Prepared by: Sylvie Guay, Tech.
Technician

Approved by: For: Martin Filteau, b. eng.
First Vice-President

Date: November 21, 2007

For any information concerning this report, please contact Martin Filteau.

The reports are identified by an alphanumeric code, the last character refers to the number of revision(s), this is emitted in ascending order. The samples in relation to this test are retained for a period of 30 days following the expedition day of the written report, unless other instructions are received. The fees for all services after the tests are 125.00 $ per hour and for appraisal in Court, 195.00$ per hour. The above reported results refer exclusively to the samples submitted for evaluation. This analysis report cannot be partly used or reproduced without CTT Group prior written consent.

3000, rue Boulé, Saint-Hyacinthe (Québec) CANADA J2S 1H9
www.gcttg.com 1 877 288-8378 1 450 778-1870 Fax: 1 450 778-3901

Page 4 of 4

GroupeCTTGroup

Textiles — Division

ANALYSIS REPORT

SCC Accreditation No.: 40

Mr Joel Gardner
Megola

Date: November 21, 2007
Report: 2863-001-23575A

IDENTIFICATION:	Sample: Titan 21 Fire Blanket Received: November 19, 2007	
STANDARD:	Standard on Flame-Resistant Garments for Protection of Industrial Personnel Against Flash Fire Section 7.1 : Fabric Requirements	NFPA 2112 (2007 EDITION)
TEST:	Heat and Thermal Shrinkage Resistance Test - As received	NFPA 2112 (2007 Ed.), Section 8.4
TEST CONDITIONS:	Specimens conditioned at 21°C, 65% R.H.; Oven temperature: 260°C +6/-0°C; Specimen exposed: 5 minutes +0.15/-0 minutes; Specimens tested as received. Number of specimen(s) tested: 3 Date tested: November 21, 2007	

RESULTS:	Individual Data					Avg.	S.D.	% CV	Spec.
Shrinkage (%) - Length:	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	
	0.0	0.0	0.0	0.0					
Shrinkage (%) - Width:	1.6	2.0	2.0	2.0	2.0	1.7	0.4	23.0	
	2.0	1.2	1.2	1.2					
Does the specimen melt ?	No	No	No						
Does the specimen drip ?	No	No	No						
Does the specimen separate ?	No	No	No						
Does the specimen ignite ?	No	No	No						

REQUIREMENTS: Par. 7.1.3 : Shall not shrink more than 10 percent in any direction.

(Par. 8.4.7.2 & 8.4.7.3: The average percent change in both dimensions shall be used to determine pass / fail performance. Failure in any one dimension constitutes failure for the entire sample.)
Par. 7.1.4 : Shall not melt and drip, separate, or ignite.
(Par. 8.4.7.1: Any evidence of ignition, melting and dripping, or separation on any specimen shall constitute failing performance.)

Prepared by:

Sylvie Gray, Tech.
Technician

Approved by:

For: Martin Filteau, b. eng.
First Vice-President

Date: November 21, 2007

For any information concerning this report, please contact Martin Filteau.

The reports are identified by an alphanumeric code, the last character refers to the number of revision(s), this is emitted in ascending order. The samples in relation to this test are retained for a period of 30 days following the expedition day of the written report, unless other instructions are received. The fees for all services after the tests are 125.00 $ per hour and for appraisal in Court, 195.00$ per hour. The above reported results refer exclusively to the samples submitted for evaluation. This analysis report cannot be partly used or reproduced without CTT Group prior written consent.

3000, rue Boullé, Saint-Hyacinthe (Québec) CANADA J2S 1H9
www.gcttg.com 1 877 288-8378 1 450 778-1870 Fax: 1 450 778-3901